UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2021

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Menlo Avenue, Suite 100 Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-570-6791

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Prof Jagdeep Nanchahal Consulting Agreement

On February 25, 2021, 180 Life Sciences Corp. (the “Company”) entered into a Consultancy Agreement dated February 22, 2021, and effective December 1, 2020, with Prof Jagdeep Nanchahal (the “Consulting Agreement”). Prof Nanchahal has been providing services to the Company and/or its subsidiaries since 2014.

Prof Nanchahal is a surgeon scientist focusing on defining the molecular mechanisms of common diseases and translating his findings through to early phase clinical trials. He undertook his PhD, funded by the U.K. Medical Research Council, whilst a medical student in London and led a lab group funded by external grants throughout his surgical training. After completing fellowships in microsurgery and hand surgery in the USA and Australia, he was appointed as a senior lecturer at Imperial College. His research is focused on promoting tissue regeneration by targeting endogenous stem cells and reducing fibrosis. In 2013 his group identified anti-tumor necrosis factor (TNF) as therapeutic target for Dupuytren’s disease, a common fibrotic condition of the hand. He is currently leading a phase 2b clinical trial funded by the Wellcome Trust and Department of Health to assess the efficacy of local administration of anti-TNF in patients with early stage Dupuytren’s disease. He is a proponent of evidence-based medicine and was the only plastic surgery member of the NICE Guidance Development Groups on complex and non-complex fractures. He was a member of the group that wrote the Standards for the Management of Open Fractures published in 2020. This is an open-source publication to facilitate the care of patients with these severe injuries.

Pursuant to the Consulting Agreement, Prof Nanchahal agreed, during the term of the agreement, to serve as a consultant to the Company and provide such services as the Chief Executive Officer and/or the Board of Directors of the Company shall request from time to time, including but not be limited to: (1) conducting clinical trials in the fields of Dupuytren’s disease, frozen shoulder and post-operative delirium/cognitive decline; and (2) conducting laboratory research in other fibrotic disorders, including fibrosis of the liver and lung (collectively, the “Services”).

In consideration for providing the Services, the Company agreed to pay Prof Nanchahal 15,000 British Pounds (GBP) per month (approximately $20,800) during the term of the agreement, increasing to 23,000 GBP (approximately $32,000) on the date (a) of publication of the data from the phase 2b clinical trial for Dupuytren’s disease (RIDD) and (b) the date that the Company has successfully raised over $15 million in capital. The fee will increase annually thereafter to reflect progression in other clinical trials and laboratory research as approved by the Board of Directors. The Company also agreed to pay Prof Nanchahal a bonus (“Bonus 1”) in the sum of 100,000 GPB upon submission of the Duputyren’s disease clinical trial data for publication in a peer-reviewed journal. In addition, for prior work performed, including completion of the recruitment to the RIDD (Dupuytrens) trial, the Company agreed to pay Prof Nanchahal 434,673 GBP (approximately $605,000)(“Bonus 2”). At the election of Prof Nanchahal, Bonus 2 shall be paid at least 50% (fifty percent) or more, as Prof Nanchahal elects, in shares of the Company’s common stock, at a share price of $3.00 per share, or the share price on the date of the grant, whichever is lower, with the remainder paid in GBP. Bonus 2 shall be deemed earned and payable upon the Company raising a minimum of $15 million in additional funding, through the sale of debt or equity, after December 1, 2020 (the “Vesting Date”) and shall not be accrued, due or payable prior to such Vesting Date. Bonus 2 shall be payable by the Company within 30 calendar days of the Vesting Date. Finally, Prof Nanchahal shall receive another one-time bonus (“Bonus 3”) of 5,000 GBP (approximately $7,000) on enrollment of the first patient to the phase 2 frozen shoulder trial, and another one-time bonus (“Bonus 4”) of 5,000 GBP (approximately $7,000) for enrollment of the first patient to the phase 2 delirium/POCD trial.

Notwithstanding the above, the Board of Directors or Compensation Committee of the Company may grant Prof Nanchahal additional bonuses from time to time in their discretion, in cash, stock or options.

The Consulting Agreement has an initial term of three years, and renews thereafter for additional three-year terms, until terminated as provided in the agreement. The Consulting Agreement can be terminated by either party with 12 months prior written notice (provided the Company’s right to terminate the agreement may only be exercised if Prof Nanchahal fails to perform his required duties under the Consulting Agreement), or by the Company immediately if (a) Prof Nanchahal fails or neglects efficiently and diligently to perform the Services or is guilty of any breach of its or his obligations under the agreement (including any consent granted under it); (b) Prof Nanchahal is guilty of any fraud or dishonesty or acts in a manner (whether in the performance of the Services or otherwise) which, in the reasonable opinion of the Company, has brought or is likely to bring Prof Nanchahal, the Company or any of its affiliates into disrepute or is convicted of an arrestable offence (other than a road traffic offence for which a non-custodial penalty is imposed); or (c) Prof Nanchahal becomes bankrupt or makes any arrangement or composition with his creditors. If the Consulting Agreement is terminated by the Company for any reason other than cause, Prof Nanchahal is entitled to a lump sum payment of 12 months of his fee as at the date of termination.

The Consulting Agreement includes a 12 month non-compete and non-solicitation obligation of Prof Nanchahal, preventing him from competing against the Company in any part of any country in which he was actively engaged in the Company’s business, subject to certain exceptions, including research conducted at the University of Oxford. The Consulting Agreement also includes customary confidentiality and assignment of inventions provisions, in each case subject to the Company’s previously existing agreements with various universities, including the University of Oxford, where Prof Nanchahal serves as a Professor of Hand, Plastic and Reconstructive Surgery.

The foregoing summary of the material terms of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed herewith as Exhibit 10.1, and incorporated by reference in this Item 1.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission on January 6, 2021, on January 5, 2021, the Company received a letter from the Nasdaq Stock Market, LLC (“Nasdaq”) that the Company was no longer in compliance with Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2), which require that the Company’s Board be comprised of a majority of independent directors and that the Company have an Audit Committee consisting of at least three independent members, respectively (the “Continued Listing Rules”).

Nasdaq provided the Company 45 days, or until February 19, 2021, to submit to Nasdaq a plan detailing how the Company intended to regain compliance with the rules. The Company timely submitted such plan and on March 1, 2021, the Company received notice from Nasdaq that the Company has been granted an extension until June 30, 2021 to regain compliance with the Continued Listing Rules. In the event the Company does not regain compliance within the extension period, Nasdaq will provide the Company written notice of the delisting of the Company’s securities, at which time the Company may appeal the decision to a Hearings Panel.

The Company, including the Nominating and Corporate Governance Committee of the Board of Directors, is working diligently to locate qualified directors to serve on the Board of Directors and the Company feels confident it will fill the vacancies within the required timeframe.

Item 3.02. Unregistered Sales of Equity Securities

As described above in Item 1.01, in connection with Prof Nanchahal’s Consulting Agreement, the Company provided Prof Nanchahal the right to accept the full amount of Bonus 2, when earned and payable, in shares of the Company’s common stock, based on a stock price of the lower of $3.00 per share and the share price on the date of grant.

As described in greater detail below in Item 5.02, in connection with the Amended and Restated Employment Agreement of Dr. James N. Woody, the Company’s Chief Executive Officer, the Company granted Dr. Woody options to purchase 1,400,000 shares of the Company’s common stock with an exercise price of $4.43 per share. The maximum number of shares of common stock issuable upon exercise of the options, if vested and exercised in full (for cash), is 1,400,000 shares of common stock.

As described in greater detail below in Item 5.02, in connection with the Employment Agreement of Mr. Ozan Pamir, the Company’s Chief Financial Officer, the Company granted Mr. Pamir options to purchase 180,000 shares of the Company’s common stock with an exercise price of $4.43 per share. The maximum number of shares of common stock issuable upon exercise of the options, if vested and exercised in full (for cash), is 180,000 shares of common stock.

To the extent such grants/rights are deemed to be “sold or offered” (and not issued under a no-sale theory), we claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for such grants/rights, since the foregoing grants/rights did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing grants and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

James N. Woody Amended and Restated Employment Agreement

On February 25, 2021, the Company entered into an Amended and Restated Employment Agreement with James N. Woody (the “A&R Agreement”), dated February 24, 2021, and effective November 6, 2020. Pursuant to the A&R Agreement, Dr. Woody agreed to serve as the Chief Executive Officer of the Company. The agreement replaced his prior agreement with the Company. The A&R Agreement has a term of three years, and is automatically renewable thereafter for additional one-year periods, unless either party provides the other at least 90 days written notice of their intent to not renew the agreement. Dr. Woody’s annual base salary under the agreement will initially be $450,000 per year. The annual salary is also subject to automatic 5% yearly increases.

Dr. Woody is also eligible to receive an annual bonus, with a target bonus equal to 45% of his then-current base salary, based upon the Company’s achievement of performance and management objectives as set and approved by the Board of Directors and/or Compensation Committee in consultation with Dr. Woody. At Dr. Woody’s option, the annual bonus can be paid in cash or the equivalent value of the Company’s common stock or a combination therefore. The Board of Directors, as recommended by the Compensation Committee, may also award Dr. Woody bonuses from time to time (in stock, options, cash, or other forms of consideration) in its discretion.

As additional consideration for Dr. Woody agreeing to enter into the agreement, the Company awarded him options to purchase 1,400,000 shares of the Company’s common stock, which have a term of 10 years, and an exercise price of $4.43 per share (the closing sales price on the date the Board of Directors approved the grant (February 26, 2021)). The options as subject to the Company’s 2020 Omnibus Incentive Plan and vest at the rate of (a) 1/5th of such options on the grant date; and (b) 4/5th of such options vesting ratably on a monthly basis over the following 36 months on the last day of each calendar month; provided, however, that such options vest immediately upon Dr. Woody’s death or disability, termination without cause or a termination by Dr. Woody for good reason (as defined in the agreement), a change in control of the Company or upon a sale of the Company. Under the employment agreement, Dr. Woody is also eligible to participate in any stock option plans and receive other equity awards, as determined by the Board of Directors from time to time.

The agreement can be terminated any time by the Company for cause (subject to the cure provisions of the agreement), or without cause (with 60 days prior written notice to Dr. Woody), by Dr. Woody for good reason (as described in the agreement, and subject to the cure provisions of the agreement), or by Dr. Woody without good reason. The agreement also expires automatically at the end of the initial term or any renewal term if either party provides notice of non-renewal as discussed above.

In the event the A&R Agreement is terminated without cause by the Company, or by Dr. Woody for good reason, the Company agreed to pay him the lesser of 18 months of salary or the remaining term of the agreement, the payment of any accrued bonus from the prior year, his pro rata portion of any current year’s bonus and health insurance premiums for the same period that he is to receive severance payments (as discussed above).

The A&R Agreement contains standard and customary invention assignment, indemnification, confidentiality and non-solicitation provisions, which remain in effect for a period of 24 months following the termination of his agreement.

The foregoing summary of the material terms of the A&R Agreement and Dr. Woody’s Stock Option Agreement, is not complete and is qualified in its entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits 10.2 and 10.3, respectively, and incorporated by reference in this Item 5.02 in their entirety.

Ozan Pamir Employment Agreement

On February 25, 2021, the Company entered into an Employment Agreement dated February 24, 2021, and effective November 6, 2020, which agreement was amended and corrected on March 1, 2021, to be effective as of the effective date of the original agreement (which amendment and correction is retroactively updated in the discussion of the agreement), with Ozan Pamir, the Company’s Interim Chief Financial Officer. Pursuant to the agreement, Mr. Pamir agreed to serve as the Interim Chief Financial Officer of the Company; and the Company agreed to pay Mr. Pamir $300,000 per year. Such salary is to be increased to a mutually determined amount upon the closing of a new financing, and shall also be increased on a yearly basis.

Under the agreement, Mr. Pamir is eligible to receive an annual bonus, in a targeted amount of 30% of his then salary, based upon the Company’s achievement of performance and management objectives as set and approved by the Chief Executive Officer, in consultation with Mr. Pamir. The bonus amount is subject to adjustment. The Board of Directors, as recommended by the Compensation Committee of the Company (and/or the Compensation Committee), may also award Mr. Pamir bonuses from time to time (in stock, options, cash, or other forms of consideration) in its discretion.

As additional consideration for Mr. Pamir agreeing to enter into the agreement, the Company awarded him options to purchase 180,000 shares of the Company’s common stock, which have a term of 10 years, and an exercise price of $4.43 per share (the closing sales price on the date the Board of Directors approved the grant (February 26, 2021)). The options as subject to the Company’s 2020 Omnibus Incentive Plan and vest at the rate of (a) 1/5th of such options upon the grant date; and (b) 4/5th of such options vesting ratably on a monthly basis over the following 36 months on the last day of each calendar month; provided, however, that such options vest immediately upon Mr. Pamir’s death or disability, termination without cause or a termination by Mr. Pamir for good reason (as defined in the agreement), a change in control of the Company or upon a sale of the Company. Under the employment agreement, Mr. Pamir is also eligible to participate in any stock option plans and receive other equity awards, as determined by the Board of Directors from time to time.

The agreement can be terminated any time by the Company with or without cause with 60 days prior written notice and may be terminated by Mr. Pamir at any time with 60 days prior written notice. The agreement may also be terminated by the Company with six days’ notice in the event the agreement is terminated for cause under certain circumstances. Upon the termination of Mr. Pamir’s agreement by the Company without cause or by Mr. Pamir for good reason, the Company agreed to pay him three months of severance pay.

The agreement contains standard and customary invention assignment, indemnification, confidentiality and non-solicitation provisions, which remain in effect for a period of 24 months following the termination of his agreement.

The foregoing summary of the material terms of the Employment Agreement and the amendment and correction thereto, and Mr. Pamir’s Stock Option Agreement, is not complete and is qualified in its entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits 10.4 and 10.5, respectively, and incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1*	Consultancy Agreement dated February 22, 2021, by and between 180 Life Sciences Corp. and Prof Jagdeep Nanchahal
10.2*	Amended and Restated Employment Agreement dated February 25, 2021, and effective November 6, 2020, by and between 180 Life Sciences Corp. and James N. Woody
10.3*	James N. Woody - Stock Option Agreement effective February 26, 2021 (1,400,000 shares)
10.4*	Employment Agreement dated February 24, 2021, and effective November 6, 2020, by and between 180 Life Sciences Corp. and Ozan Pamir and Amendment and Correction Thereto dated March 1, 2021
10.5*	Ozan Pamir - Stock Option Agreement effective February 26, 2021 (180,000 shares)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2021

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D..
Name: James N. Woody, M.D., Ph.D.
Title: Chief Executive Officer